Exhibit 23.1 Auditor's Consent

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 27, 2001, which appears in the annual Form 10-KSB for iExalt, Inc., dated November 29, 2001 for the year ended August 31, 2001.

/s/ HARPER & PEARSON COMPANY
HARPER & PEARSON COMPANY

Houston, Texas
February 22, 2002